FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
                AND JOINT ESCROW INSTRUCTIONS


          THIS FIRST AMENDMENT TO PURCHASE AND SALE
AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Amendment") is entered into as of August 6, 2004, by and among YCP KAPALUA L.P., a Delaware limited partnership ("Land Company"), and YCP KAPALUA OPERATOR, INC., a Delaware corporation ("Operating Company") (Land Company and Operating Company being referred to herein collectively as "Seller"), and MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation ("Purchaser").

          A.  Seller and Purchaser entered into that
certain Purchase and Sale Agreement and Joint Escrow
Instructions dated as of April 30, 2004, with respect to that certain real property located in the Kapalua area of Maui, Hawaii and more particularly described therein (the
"Agreement"). All capitalized terms used herein and not otherwise defined shall have the meaning given them in the Agreement.

          B. Seller and Purchaser desire to amend the Agreement as set forth below.

          NOW, THEREFORE, for good and valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Purchase Price.  The "Purchase Price" as set forth in
Section 1.4 of the Agreement is hereby reduced from "FORTY-NINE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($49,300,000.00)" to "FORTY-EIGHT MILLION THREE HUNDRED THOUSAND ONE AND NO/100 DOLLARS ($48,300,001.00)". Seller and Purchaser acknowledge and agree that the Purchase Price, as reduced by this Amendment, is deemed to be the Continuation Price for purposes of Section 5.7(g) of the Agreement.

    2. Due Diligence; Condition of Property. With respect to the condition of the Property:

          2.1 Purchaser acknowledges that it has approved all aspects of the Property and the condition thereof and has waived any and all right to terminate the Agreement (including the termination right set forth in Section 3.3 of the Agreement) in connection with its due diligence review including, without limitation, structural, physical, engineering, environmental, title and survey, financial, operational, regulatory and legal compliance matters and any other matters relating to the Property.

         2.2 Purchaser, in its capacity as Ground Lessor under the Hotel Ground Lease, hereby withdraws its letter from Paul
Meyer to Seller dated June 23, 2004 purporting to notice a default under the Hotel Ground Lease.

         2.3 Purchaser acknowledges that, as between Purchaser (solely in its capacity as purchaser under the Agreement and, for the duration of the Agreement and the Escrow, in its capacity as landlord under the Ground Leases), and Seller (solely in its capacity as seller under the Agreement and, for the duration of the Agreement and the Escrow, in its capacity as tenant under the Ground Leases)), Section
9.3 of the Agreement supercedes the terms of the Ground
Leases for the duration of the Agreement and the Escrow with respect to Seller's maintenance and repair obligations for the Property and, accordingly, that for the duration of the Agreement and the Escrow Seller shall have no obligation to make any repairs, replacements, improvements or alterations to the Property or to expend any funds therefor, including, without limitation, any reserves that may be held for such purpose. Purchaser further acknowledges that Seller's sole obligation with respect to maintenance of the Property prior to Closing shall be limited to the obligations set forth in
Section 5.4(a) of the Agreement.

         2.4 Purchaser also agrees that provided that Seller continues to comply with the obligations set forth in
Section 5.4(a) of the Agreement, for the duration of the Agreement and the Escrow created thereunder, Purchaser shall not deliver a notice of default under the Ground Leases with respect to the condition of the Property or failure to maintain the Property.

     3. Title and Survey. Purchaser acknowledges and agrees that Purchaser has approved all title and survey matters affecting the Property, subject only to Seller's completion of the actions described in numbered Paragraphs 1 and 2 of Claire Kennedy's letter to Purchaser dated June 25, 2004.

     4. Outside Closing Date. Section 4.1 is hereby amended to change the Outside Closing Date to August 31, 2004 (subject to possible extension pursuant to Sections 4.8(b) and 4.9(c) of the Agreement).

     5. Management Agreement. Purchase acknowledges and agrees that Seller shall provide Manager with notice terminating the Management Agreement as of the Closing. Accordingly, Purchaser hereby waives its right under Section 1.8(c) of the Agreement to provide notice to Seller instructing Seller not to terminate the Management Agreement as of Closing.

     6.   Labor Agreement.  Purchaser has made the election under
Section 1.9(a)(iii) of the Agreement with respect to the Labor Agreement. Notwithstanding such election, Purchaser remains subject to the balance of Section 1.9 of the Agreement and the provisions of Section 1.10 of the Agreement.

     7. Liquor License. In the event that the Department of Liquor Control - County of Maui fails to issue a final approval of the transfer of the Existing Liquor License for any reason on or before August 11, 2004, Purchaser shall promptly thereafter request approval of a temporary liquor license that allows the service of alcohol at the Hotel as of Closing.

     8.   Miscellaneous.
          8.1 Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument. In order to facilitate the transaction contemplated herein, telecopied or facsimile signatures may be used in place of original signatures on this Amendment. Seller and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

          8.2 Full Force and Effect. All other terms and provisions of the Agreement shall remain unchanged and the Agreement shall continue in full force and effect.
8.3 Ratification. The Agreement, as amended by this Amendment, is hereby ratified and remains in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the Effective Date.

                              SELLER:

                              YCP KAPALUA L.P.,
                              a Delaware limited partnership

                              By:  YCP Kapalua G.P. Inc.,
                                   a Delaware corporation
                                   Its General Partner


                                   By:  /S/ JILL R. JOHNSON
                                   Its: Vice President


                              YCP KAPALUA OPERATOR, INC.,
                              a Delaware corporation


                              By:  /S/ JILL R. JOHNSON
                              Its: President


                              PURCHASER:

                              MAUI LAND & PINEAPPLE COMPANY,
                              INC., a Hawaii corporation


                              By:  /S/ DAVID C. COLE
                              Name:            David C. Cole
                              Its: Chairman, President & CEO


                              By:
                              Name:
                              Its:

ACCEPTANCE BY ESCROW AGENT:

Dated:  August __, 2004       TITLE GUARANTY ESCROW SERVICES

By:
                              Name:
                              Title: